Agency Agreement

___________ Shares of Common Stock

UQM Technologies, Inc.

March ____, 2002

IBS Holding Corporation
d/b/a I-Bankers Securities
122 W. Carpenter Freeway, Suite 465
Irving, TX 75039

Dear Sir/Madam:

The undersigned UQM Technologies, Inc., a Colorado corporation (the "Company"), proposes, subject to the terms and conditions in this Agency Agreement, to sell (the "Offering") through IBS Holding Corporation (d/b/a I-Bankers Securities), as agent (the "Agent"), an aggregate of up to _________ shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") and warrants to purchase up to __________ shares of Common Stock (the "Warrants"). The Shares and Warrants are more fully described in the Registration Statement referred to below and are collectively referred to as the "Securities."

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

(a) The Company meets the requirements for use of Form S-3 and has filed with the Securities and Exchange Commission (the "Commission") a registration statement and amendments thereto on Form S-3 (Registration No. 333-75520) and related preliminary prospectuses, as supplemented, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to an aggregate of $10 million of Shares and/or Warrants, which registration statement, as so amended, has been declared effective by the Commission and copies of which have been delivered to the Agent. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), and any post-effective amendments thereto under Rule 462(d) through the Closing Date (as defined below) is referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act Regulations registering additional Securities (a "Rule 462(b) Registration Statement"), then, and unless otherwise specified, any reference to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the Securities Act Regulations, each in the form as delivered to the Agent). No stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The prospectus relating to the Securities, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is referred to as the "Prospectus," except that, subject to Sections 4(a) and 4(b) below, if any revised prospectus or prospectus supplement shall be provided to the Agent by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Agent for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission as described in Rule 430A or Rule 424 of the Securities Act is referred to as a "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

(b) The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, at the time the Registration Statement became effective, at the time any post-effective amendment to the Registration Statement is filed with the Commission, at the time the Prospectus is first filed with the Commission, at the time any supplement or amendment to the Prospectus is filed with the Commission and as of the Closing Date, and Additional Closing Date, if any (as respectively defined below), and the Preliminary Prospectus, and any amendments thereof or supplements thereto, as of the date thereof, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date, and Additional Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Agent by the Company for use in connection with the Offering which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Agent for such use) and on the Closing Date, and Additional Closing Date, if any, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section (1)(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Agent for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions directly or indirectly involving the Company or any other person required to be described in the Prospectus that have not been described therein as required.

(c) KPMG LLP and Horwath and Company (Taiwan), who have each certified certain financial statements of the Company and have delivered their reports with respect to the Company's audited financial statements included in the Registration Statement, the Prospectus and any Preliminary Prospectus, each are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) affairs or management of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

(e) The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, (ii) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, (iii) has no subsidiaries other than as described in the Registration Statement (the "Subsidiaries"), and (iv) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iv), where the failure to be in good standing or so qualified does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company, (y) interfere with or adversely affect the marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Agreement (any of the events set forth in clauses (x), (y) or (z), being referred to as a "Material Adverse Effect").

(f) Each of the Subsidiaries (i) has been duly organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, (iii) has no subsidiaries and (iv) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iv), where the failure to be in good standing or so qualified does not and could not reasonably be expected to result in a Material Adverse Effect.

(g) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company, and is the legal, valid, binding agreement of the Company. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(h) The execution, delivery, and performance of this Agreement, the Offering and sale of the Securities, and the consummation of the transactions contemplated hereby and in the Prospectus do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, or result in an acceleration of any indebtedness of the Company pursuant to (i) the charter or governing documents of the Company, (ii) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any of its subsidiaries or their respective properties or assets are or may be bound, (iii) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (x) any court or any governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (y) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the sale and delivery of the Securities to be sold and delivered by the Company hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the distribution of the Securities by the Agent.

(i) All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights. The capital stock of the Company conforms to the description thereof contained in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus.

(j) Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company's stock option plans).

(k) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company is a party or to which the business or property of the Company is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is required to be disclosed in the Registration Statement and the Prospectus and which could, individually or in the aggregate, result in a Material Adverse Effect.

(l) The Company has not directly or indirectly (i) taken (other than through the actions, if any, of the Agent) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Preliminary Prospectus (a) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, shares of Common Stock or (b) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(m) The financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations, cash flows, and changes in stockholders' equity of the Company or its predecessors, as applicable, as of and at the dates indicated and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and comply with Regulation S-X of the Securities Act Regulations.

(n) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly exercised or waived.

(o) The Company is not, and upon consummation of the transactions contemplated hereby will not be, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or be subject to registration under the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(p) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for quotation on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

(q) The Company is not (i) in violation of its charter or governing documents, (ii) in breach or default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation, in any material respect, of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any of its subsidiaries or any of their respective assets or properties (whether owned or leased).

(r) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the sale of the Securities or prevents or suspends the use of the Prospectus; no injunction, restraining order or order by a federal or state court of competent jurisdiction has been issued that prevents or suspends the sale of the Securities in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

(s) All material tax returns required to be filed by the Company in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith through appropriate proceedings diligently pursued and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or the assets or property of the Company. The Company has made adequate (in the opinion of the Company) charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company has not been finally determined.

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(u) The statements (including the assumptions described therein) included in the Prospectus (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

2. Appointment; Basic Terms; Compensation; Purchase, Sale and Delivery of the Shares.

(a) The Agent is hereby appointed as the exclusive agent for the Company during the Offering Period (as defined below) for the purpose of finding purchasers for the Securities.

(b) The Offering shall commence on the date of this letter, and shall continue until March 31, 2002 (the "Offering Period"), subject to prior termination at any time by the Company or the Agent and subject further to the Company's ability, in its sole discretion, to extend the Offering Period for up to 60 days. Any termination or extension of the Offering Period shall be effective on not less than three business days' written notice to the other party to this Agreement.

(c) On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Agent confirms its acceptance of such appointment and agrees to use its reasonable best efforts, in accordance with its customary practice, during the Offering Period to find prospective purchasers of the Securities. The Company acknowledges and agrees that the Agent's obligations are on a reasonable best efforts basis only and that the execution of this Agreement does not in any way constitute a commitment by the Agent to purchase or place the Securities and does not ensure the successful sale of the Securities. The Agent shall have the right to appoint one or more additional agents and/or selected dealers (who shall be members of the NASD) to assist in finding purchasers for the Securities, and any such additional agents or selected dealers may rely upon the representations and warranties and covenants of the Company set forth in this Agreement.

(d) The procedure for executing sales of the Securities in the Offering shall be as follows:

(i) The Agent shall from time to time notify the Company by telephone as, if and when the Agent identifies a prospective purchaser or purchasers for all or a portion of the Securities (in each case, a "Block of Shares"), specifying in each case the number of Securities constituting such Block of Shares and the price per Security for such Block of Shares that such purchaser or purchasers may be willing to pay and any other conditions relevant to the interest of such purchaser or purchasers therein.

(ii) Upon receipt of such telephonic notice from the Agent, the Company shall promptly advise the Agent whether or not the price and other conditions (if any) included in such notice are acceptable. In the event that the price and other conditions (if any) included in such notice are acceptable, the Company and the Agent (or such purchaser or purchasers, acting through the Agent) will execute corresponding sale and purchase transactions in the Securities. None of the Company, the Agent or any purchaser shall be obligated on any sale of purchase of the Securities except pursuant to a transaction executed in accordance with the foregoing. The Agent shall have no liability or obligation to the Company with respect to any transaction executed by the Company directly with a purchaser, except under Sections 8 and 9.

(iii) The Company will pay all applicable state transfer taxes, if any, involved in the transfer of any Securities to be purchased from the Company and the Agent will pay any additional stock transfer taxes involved in further transfers.

(e) The Company shall pay the Agent a 7% commission on the gross proceeds of each sale of Securities in the Offering. In addition, the Company shall issue to the Agent a warrant to purchase a number of shares of Common Stock equal to 10% of the Shares underlying each sale of Shares in the Offering (the "Agent Warrants"). The Agent Warrants shall be exercisable from the Closing of such Shares until the fourth anniversary of such Closing, and shall have an exercise price of 120% of the offering price attributable to such Shares. The Agent Warrants shall not be entitled to cashless exercise and shall be accompanied by customary "piggyback" registration rights with respect to the Shares obtained upon exercise of the Agent Warrants, all as may be agreed to in more detail by the parties.

(f) The Agent's appointment and agency under this Agreement, shall begin as of the date of this Agreement and continue through and including the earlier of (i) the final Closing (as defined below) or (ii) the expiration or termination of the Offering Period (the "Offering Termination Date"); provided, however, that termination of the Offering Period shall not affect (x) the terms and conditions of this Agreement as they apply to any sale or purchase of the Securities previously executed or (y) the provisions of Sections 1, 5 and 7 through 15 of this Agreement, all of which shall continue in effect after the Offering Termination Date. Subject to the foregoing, upon the Offering Termination Date, the agency created by this Agreement shall terminate.

3. Closing. A closing ("Closing") for the sale of Securities purchased in the Offering may be held on one or more occasions prior to the end of the Offering Period. At each such Closing, payment of the proceeds of the Offering shall be made by certified or bank check(s) or by wire transfer to the order of the Company. The Agent may deduct its commissions and any other amounts payable to the Agent by the Company from the net proceeds deliverable to the Company.

4. Covenants of the Company. The Company covenants and agrees with the Agent that:

(a) (i) If the Registration Statement has not yet been declared effective on the date of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to the Agent of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

(ii) The Company will notify the Agent immediately (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which the Agent shall reasonably object in writing after being timely furnished in advance a copy thereof.

(b) If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Agent or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify the Agent promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Company and the Agent) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will promptly deliver to the Agent two signed copies of the Registration Statement, including exhibits and all amendments thereto, and such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Agent may reasonably request.

(d) The Company will endeavor in good faith, in cooperation with the Agent, at or prior to the time of effectiveness of the Registration Statement, to qualify, if necessary, the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions as the Agent may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Agent as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(f) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Agent copies of all reports to its stockholders and all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

5. Payment of Expenses. Whether or not the Offering is consummated or this Agency Agreement is terminated, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this letter, including those in connection with (i) preparing, printing, duplicating, filing and distributing the registration statement, as originally filed and all related amendments (including exhibits), any Preliminary Prospectus, the Prospectus and any related amendments or supplements (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including the Agency Agreement) and all other documents related to the public offering of the Securities (including those supplied to Agent in quantities deemed appropriate by Agent), (ii) the issuance and delivery of the Securities in the Offering, (iii) the qualification of the Securities under agreed-upon state or foreign securities or blue sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Agent and such counsel's disbursements in relation thereto, (iv) filing fees of the Commission and the NASD, (v) the cost and charges of any transfer agent or registrar for the common stock of the Company, and (vi) the direct expenses incurred by Agent in connection with the Offering. For purposes hereof, "direct expenses" means printing and copying charges, postage, long-distance telephone and facsimile charges, legal fees and expenses (up to an aggregate of $10,000), overnight courier costs and travel and transportation expenses incurred by Agent on behalf of the Company in connection with the Offering; provided, however, that the Agent shall obtain the Company's advance consent prior to incurring any expense in excess of $3,000.

6. Conditions of Agent Obligations. The obligations of the Agent under Section 2 of this Agreement shall be subject to the accuracy of the representations and warranties of the Company, as of the date hereof and as of the Closing Date (for purposes of this Section "Closing Date" shall refer to each Closing Date relating to the sale of Securities in the Offering); to the absence from any certificates, opinions, written statements or letters furnished to the Agent or to Jenkens & Gilchrist, a Professional Corporation ("Agent's Counsel"), pursuant to this Section of any misstatement or omission; to the performance by the Company of its obligations under this Agreement; and to the following conditions:

(a) The Registration Statement shall have become effective not later than 4:30 p.m., Dallas time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Agent; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Securities Act Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a); and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date the Agent shall have received the opinion of Holme Roberts & Owen LLP, counsel for the Company, dated the Closing Date addressed to the Agent and in form and substance satisfactory to Agent.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Agent's Counsel) of other counsel reasonably acceptable to Agent's Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Agent's Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is being relied upon and for what purpose.

(c) At the Closing Date the Agent shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date of this Agreement and as of the Closing Date the representations and warranties of the Company contained in this Agreement are accurate, (iii) as of the Closing Date the obligations of the Company to be performed on or prior to the Closing Date have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company, except in each case as described in or contemplated by the Prospectus.

(d) Prior to the Closing Date the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Agent pursuant to this Section shall not be in all material respects reasonably satisfactory in form and substance to the Agent, all obligations of the Agent hereunder may be canceled by the Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent through the Agent expressly for use therein.

(b) The Agent agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent expressly for use therein; provided, however, that in no case shall the Agent be liable or responsible for any amount in excess of the commission applicable to the Securities sold by the Agent under this Agreement. The Company acknowledge that the identifying statements set forth under the caption "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement relating to the Securities, as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section, except to the extent such failure prejudiced the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then upon the occurrence of such circumstance, the Company, on the one hand, and the Agent, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Agent, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Agent may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Agent from the Offering or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Agent in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of commissions but before deducting expenses) received by the Company, and (y) the commissions received by the Agent, respectively. The relative fault of the Company and of the Agent shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section, (i) in no case shall the Agent be liable or responsible for any amount in excess of the commissions applicable to the Securities sold by the Agent hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section and the preceding sentence, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section or otherwise, except to the extent such failure prejudiced such party. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Agent and the Company contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Agent. The representations contained in Section 1 and the agreements contained in Sections 4, 5, 7, 8 and 12 shall survive the termination of this Agreement.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective, upon the later of when (i) the parties have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. To the extent that any Securities remain unsold hereunder at the expiration of the Offering Period, this Agreement shall thereupon terminate without liability to the Company or the Agent except as herein expressly provided. Until this Agreement becomes effective it may be terminated by the Company by notifying the Agent or by the Agent by notifying the Company. Notwithstanding the foregoing, the provisions of Sections 1, 5 and 7 through 15 shall at all times be in full force and effect.

(b) The Agent shall have the right to terminate this Agreement at any time prior to the Closing Date if (A) any domestic or international event or act or occurrence has materially disrupted, or in the Agent's opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the New York or American Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Securities shall have become effective; or (D) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the judgment of the Agent makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section shall be by telephone, telex, or telegraph, confirmed in writing by letter.

11. Notices. All communications hereunder, except as may be otherwise specificied, shall be in writing and, if sent to the Agent, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, IBS Holding Corporation (d/b/a I-Bankers Securities), 122 W. Carpenter Freeway, Suite 465, Irving, Texas 75039, Attention: Shelley Gluck, with a copy to: Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, Attention: Ronald J. Frappier, Esq.; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to UQM Technologies, Inc., 425 Corporate Circle, Golden, Colorado 80401, Attention: David A. French, Treasurer, with a copy to Holme Roberts & Owens LLP, 1700 Lincoln, Suite 4100, Denver, Colorado 80203, Attention: Nick Nimmo, Esq.

12. Consent to Jurisdiction; Waiver of Immunities; Appointment of Agent for Service. The Company: (i) irrevocably submits to the nonexclusive jurisdiction of any Texas state or federal court sitting in the State of Texas, Dallas County and any appellate court from any thereof in any action, suit or proceeding arising out of or relating to this Agreement or any other document delivered in connection herewith and irrevocably waives any immunity from such action or proceeding it may otherwise enjoy in the aforementioned courts; (ii) irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Texas court or in such federal court; and (iii) irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties waive all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute whether sounding in contract, tort or otherwise, between the parties arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement or the transactions contemplated herein. Any and all legal process, summons, notices and documents that may be served on a party in any action, suit or proceeding brought against it, with respect to such party's obligations, liabilities or any other matter arising out of or relating to this Agreement or any other document delivered in connection herewith may be served on such party by certified mail or physical delivery to such party at the address for such party specified in Section 11.

(b) Nothing in this Section shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

(c) The provisions of this Section shall survive any termination of this Agreement.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent and the Company, and the controlling persons, directors, officers and others referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from the Agent.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to principles of conflicts of law.

15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

The Company:

UQM Technologies, Inc.

By:
Name: _________________________________
Title:

Accepted as of the date first above written:

The Agent:

IBS Holding Corporation
(d/b/a I-Bankers Securities)
122 W. Carpenter Freeway
Suite 465
Dallas, Texas 75039

By:
Name:
Title: